Exhibit 99.3

#507 – 837 West Hastings Street
Vancouver, BC V6C 3N6 / 604-685-1017

N E W S R E L E A S E

Oculus Enters Data Privacy Compliance Market

Vancouver, British Columbia, June 8, 2020: Oculus VisionTech Inc. (the “Company” or “Oculus”) (TSX.V: OVT; OTCQB: OVTZ; FSE: USF1), a cloud document protection and emerging data security provider, has expanded their technology reach into the worldwide data privacy compliance market. Through the recent acquisition of OCL Technologies Corporation (OCLT) of San Diego, CA. Oculus will help organizations worldwide to manage and monitor their data privacy compliance obligations to meet EU GDPR, CCPA, SB220 and other upcoming global privacy rights initiatives and legislation.

The OCLT cloud-native zero-trust data privacy API tool will provide secure, continuous regulatory compliance of a data subject’s ‘Right-to-be-Forgotten’ and ‘Right-of-Erase’ requests through a systematic consent/collect/store/verification process, protecting both the data subject and data controller.

“Data Privacy is becoming a truly important component of enterprise data management, and as such, a highly complex and high growth area for personal and for organizational legal compliance,” said Matt Leib, Analyst for GigaOm. “As regulatory oversight grows in stature, with a strong foothold in the global markets, and with obvious growth in the US, data privacy requires significant resources to achieve and maintain, the value of an automated toolset to manage these datasets makes for a timely market opportunity for OCLT.”

“We are excited to part of the building momentum at OCLT and will be reporting on more developments with respect to both the details of the product offering and imminent future opportunities", stated Rowland Perkins the CEO of Oculus VisionTech.

About GigaOm

GigaOm https://gigaom.com/ is a technology research and analysis company and the leading global voice on emerging technologies. Learn more about GigaOm at https://gigaom.com/.

About OCL

OCL Technologies https://www.ocltechnologies.com/, is a startup specifically focused on providing enterprise organizations and individuals with highly-secure data privacy tools that provide sustained and continuous global regulatory compliance of data subject rights. Headquartered in San Diego, California, OCL Technologies was founded by industry veteran storage technology experts and is operated by an experienced management team.

Learn more about OCL Technologies at https://www.ocltechnologies.com/.

Oculus VisionTech Inc.	-2-	June 8, 2020
News Release – Continued

About Oculus

Oculus, http://ovtz.com/, is a cyber security company that creates systems for document and multimedia protection to combat tampering and digital piracy. Utilizing proprietary technology originally created for embedding digital watermarking video-on-demand (VOD) systems, Oculus has created a Cloud-based document protection system based on embedded digital watermarking. The Company's systems, services and delivery solutions include document, still image and motion video digital watermark solutions and documents, photographs (still image) and video content protection. Headquartered in Vancouver, British Columbia, Canada, Oculus was founded by experts in image processing and is operated by an experienced management team.

Learn more about Oculus at  http://ovtz.com/ or follow us on Twitter (https://twitter.com/OculusVT) or Facebook (https://www.facebook.com/OculusVisiontech).

ON BEHALF OF THE BOARD OF DIRECTORS

Anton Drescher

Chief Financial Officer and Director

Telephone: (604) 685-1017

Fax: (604) 685-5777

Email: ajd@ovtz.com

Website: http://ovtz.com/

TSXV : https://tmxmatrix.com/company/OVT

US OTC Markets (OTCQB): https://www.otcmarkets.com/stock/OVTZ/security

Berlin Borse: https://www.boerse-berlin.com/index.php/Shares?isin=US67575Y1091

Frankfurt Borse: https://www.boerse-frankfurt.de/equity/oculus-visiontech

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release contains forward-looking statements and information within the meaning of applicable securities laws (collectively, “forward-looking statements”), including the United States Private Securities Litigation Reform Act of 1995. All statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, statements as to the intended uses of the proceeds received from the Offering. Often, but not always, forward-looking statements can be identified by words such as “pro forma”, “plans”, “expects”, “may”, “should”, “budget”, “schedules”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “potential” or variations of such words including negative variations thereof and phrases that refer to certain actions, events or results that may, could, would, might or will occur or be taken or achieved. Actual results could differ from those projected in any forward-looking statements due to numerous factors including risks and uncertainties relating to, among others, the change of business focus of the management of Oculus, the inability of Oculus to pursue its current business objectives, the ability of the Company to obtain any required governmental, regulatory or stock exchange approvals, permits, consents or authorizations required, including TSXV final acceptance of the Offering and any planned future activities, and obtain the financing required to carry out its planned future activities. Other factors such as general economic, market or business conditions or changes in laws, regulations and policies affecting the Company’s industry, may also adversely affect the future results or performance of the Company. These forward-looking statements are made as of the date of this news release and Oculus assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in these forward-looking statements. Although Oculus believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate.

Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Oculus’ periodic reports filed from time-to-time with the United States Securities Exchange Commission and Canadian securities regulators. These reports and Oculus’ public filings are available at www.sec.gov in the United States and www.sedar.com in Canada.